UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2015

CARDAX, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-181719	45-4484428
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2800 Woodlawn Drive, Suite 129, Honolulu, Hawaii 96822

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (808) 457-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Modification of a material plan, contract or arrangement (whether or not written) to which a covered officer is a party.

To conserve cash resources while seeking additional financing, Cardax, Inc. and its employees, including its executive officers, have agreed to reduce current cash compensation to the minimum amount required such that each employee maintains status as an exempt employee under the Fair Labor Standards Act. In addition, our Chairman has reduced his compensation to zero. The amount of an individual’s compensation that is not paid will be deferred. We will continue such compensation arrangements until we obtain sufficient financing to increase the compensation up to the original amounts and pay the deferred amounts, in each case in whole or in part, subject to any agreement we may enter into with respect to any financing. Such compensation arrangements are similar to those made in the past under similar circumstances and are intended to facilitate cash flow while maintaining the Company’s management, scientific, and administrative teams.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2015

CARDAX, INC.

By:	/s/ David G. Watumull
David G. Watumull
Chief Executive Officer

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